UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 10, 2020

SavMobi Technology, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	333- 206804	47-3240707
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Room 502, Unit 1, Building 108, Red Star Sea Phase 3, Dalian Development Zone, Dalian, Liaoning, China
(Address of Principal Executive Offices)(Zip Code)

+86 18904082566

(Registrant's telephone number, including area code)

Travessa do Cais, No. 3A, Edg. Kai Lei, Macau, 999078
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     [ X ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      [   ]

Item 5.01 Changes in Control of Registrant.

On November 10, 2020, ten (10) shareholders of SavMobi Technology, Inc. (the “Company”), including affiliates Arden Wealth & Trust (Switzerland) AG and New Reap Global Limited, entered into stock purchase agreements with an aggregate of nineteen (19) non-U.S. accredited investors (the "Purchase Agreements") to sell an aggregate of 42,440,316 shares of common stock of SavMobi Technology, Inc. (the “Company”), which represents approximately 68.6% of the issued and outstanding shares of common stock of the Company.

The Purchase Agreements were fully executed and delivered on November 10, 2020.  The following persons acquired approximately 10% or more of the issued and outstanding shares of the Company, and the remaining acquiring shareholders each acquired less than 10% of the outstanding shares:

	Shares to be held	%
Ma Hongyu	12,999,500	21.00%
Ye Caiyun	6,190,000	10.00%
Wang Zhong	6,250,000	10.10%
He Xiaoyong	6,250,000	10.10%

In addition, on November 10, 2020, Mr. Poh Kee Liew and Mr. Gim Hooi Ooi, submitted their resignations from all executive officer positions with the Company, including Chief Executive Officer and Chief Financial Officer, respectively, effective immediately.  In addition, Mr. Poh Kee Liew and Mr. Gim Hooi Ooi, the sole member of the Company’s board of directors, appointed Ma Hongyu as Director and Chairman of the Board,and following such appointment, Messrs. Liew and Ooi submitted their resignations as members of the Board, which resignations were effective immediately.   On November 10, 2020, Ma Hongyu was also appointed as Chief Executive Officer, Chief Financial Officer, President, Secretary and Treasurer, effective immediately.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a)   Resignation of Directors

The disclosures set forth in Item 5.01 above are incorporated by reference into this Item 5.02(a).

There were no disagreements between either of Mr. Poh Kee Liew and Mr. Gim Hooi Ooi and the Company or any officer or director of the Company.

(b) Resignation of Officers

The disclosures set forth in Item 5.01 above are incorporated by reference into this Item 5.02 (b).

(c) Appointment of Directors

The disclosures set forth in Item 5.01 above are incorporated by reference into this Item 5.02(c).

(d) Appointment of Officers

The disclosures set forth in Item 5.01 above are incorporated by reference into this Item 5.02d).

The business background descriptions of the newly appointed officer and directors are as follows:

Ma Hongyu

Mr. Ma Hongyu (“Mr. Ma”), age 41, graduated in Dalian Polytechnic University with a bachelor degree in Polymer Materials Science and Engineering in 2001.

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After graduation in 2001, Mr. Ma started his career with a section in Jiyi Plastics (Dalian) Company Limited. During his career in Jiyi Plastics (Dalian) Company Limited, Mr. Ma had been promoted twice from officer to manager position. As a management department manager, he was responsible for handling the company's general affairs, human resources allocation and monitoring the labor safety. From 2017 to 2018, Mr. Ma changed his position as a general manager in Lubang Environmental Protection Science and Technology Company Limited. Mr. Ma was overseeing the company business development. The production team, business development department and logistics department were monitored by Mr. Ma. Since November 2018 till now, Mr. Ma has been appointed as a general manager in Yuanmeng Media Company Limited. Yuanmeng Media Company Limited is focusing on multi media advertisement, organising cultural and art event and terminal production and trading. Mr. Ma is the oversight for company business development and organization management departments. In these two years, he has served several dozens of enterprises to achieve upgrading, transformation and sales performance improvement.

With sufficient experience in planning and management work, Mr. Ma has been appointed as a Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and Chairman of Board of Directors of the Company in November 2020.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SavMobi Technology, Inc.

November 12, 2020	By: /s/ Ma Hongyu Ma Hongyu Chief Executive Officer

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